UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THL CREDIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0344947
(State of incorporation or	(I.R.S. Employer or
organization)	Identification No.)

100 Federal Street, 31st Floor
Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-159636

Securities to be registered pursuant to Section 12(b) of the Act: Common Stock, $0.001 par value per share

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

THL Credit, Inc. (the "Company") hereby amends its registration statement on Form 8-A, which was filed with the Securities and Exchange Commission on July 15, 2009, to revise the name of the exchange upon which the Company's common stock is to be registered to read "The NASDAQ Stock Market LLC."

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Shares," in the Prospectus included in the Registrant's Registration Statement on Form N-2 (File No. 333-159636) filed with the Securities and Exchange Commission on June 1, 2009, including all amendments thereto, and is incorporated herein by reference.

Item 2.    Exhibits.

a.	Amended and Restated Certificate of Incorporation*
b.	By-Laws**
c.	Form of Specimen Certificate*
________
*    Incorporated herein by reference to Exhibits (a) and (d) to the Company's pre-effective Amendment No. 4 to the Registration Statement on Form N-2 (File No. 333-159636), filed on April 20, 2010.

**    Incorporated herein by reference to Exhibit (b) to the Company's pre-effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-159636), filed on July 15, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THL CREDIT, INC.
(Registrant)

Dated: April 21, 2010	By:	/s/ Terrence W. Olson
		Name:	Terrence W. Olson
		Title:	Chief Financial Officer